Exhibit 10.16

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

EXPLORETRIP, INC. AND METAMINDS SOFTWARE SOLUTIONS LIMITED

AMENDED AND RESTATED SERVICES AGREEMENT

THIS AMENDED AND RESTATED SERVICES AGREEMENT (“Agreement”) is entered into on September 26, 2011, and is effective as of April 16, 2010 (“Effective Date”), by and between ExploreTrip, Inc., a Delaware corporation (the “Company”), and MetaMinds Software Solutions Limited, a corporation limited by shares organized under the laws of India (“Service Provider”) (each a “Party” and collectively the “Parties”).

WHEREAS, Service Provider has certain resources and expertise useful to the Company;

WHEREAS, the Company desires to retain such resources and services from Service Provider under the terms and conditions of this Agreement;

WHEREAS, the Company and Service Provider entered into that certain Intercompany Services Agreement, dated April 16, 2010, (as amended, the “Original Agreement”); and

WHEREAS, the Company and Service Provider desire to amend and restate the Original Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereto agree that the Original Agreement is hereby amended and restated in its entirety as follows:

1.Provision of Personnel; Services, Subcontractors.

1.1Service Provider agrees to provide to the Company qualified personnel (“Service Provider Employees”) and to perform the services described in Exhibit A, which the Parties may update from time to time upon mutual written agreement (“Services”). In connection with the Services, Service Provider shall create deliverables (“Deliverables”) subject to criteria (“Criteria”) as set forth in the Statement of Work attached hereto as Exhibit B (the “Initial Statement of Work”) or any subsequent Statement of Work (a “Subsequent SOW,” and collectively with the Initial SOW, a “SOW”), which the Company may periodically deliver to Service Provider after the date hereof and which is reasonably accepted by Service Provider (such consent not to be unreasonably withheld, conditioned or delayed). All such Subsequent SOWs shall be reasonably consistent with the Services.

1.2Service Provider shall ensure that the Service Provider Employees are highly qualified and possess sufficient educational qualifications and experience to provide the Services to the Company in a professional and timely manner.

1.3Upon the Company’s request, Service Provider shall submit progress reports to the Company, and otherwise shall reasonably cooperate with the Company in providing

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information, regarding the Services to be provided and any Deliverables to be completed under this Agreement.

1.4The Company may at any time request removal of a Service Provider Employee from the engagement under this Agreement, and upon any such request, Service Provider shall remove such Service Provider Employee from the engagement and use commercially reasonable efforts to provide a suitable replacement subject to the Company’s reasonable approval.

1.5The Company shall provide the Service Provider Employees with any requested clerical, administrative and/or technical support services and materials necessary to provide the Services, as reasonably determined by the Company.

1.6Service Provider and its Service Provider Employees shall comply with all applicable laws, regulations, ordinances and other governmental rules in providing the Services under this Agreement.

1.7When Service Provider Employees are on the Company’s premises, they shall comply with all applicable Company rules, regulations and policies applicable to other contractors at the Company, including such matters as on-site working hours, and holidays.

1.8Service Provider shall not enter into any subcontract for any portion of the Services or all or any portion of its obligations under this Agreement without the prior written consent of the Company.

2.Fees, Invoices and Payment.

2.1In consideration of Service Provider’s performance of Services under this Agreement, the Company shall pay Service Provider, or its designees, the fees as specified in Exhibit A. The Company shall not be liable for payment of any expenses or other charges that are not set forth in Exhibit A unless the charges shall have been approved by the Company in advance in writing (“Approved Expenses”). Upon request, Service Provider shall provide reasonable documentation of any Approved Expenses incurred in connection with the Services and chargeable to the Company pursuant to this Agreement.

2.2Service Provider shall submit monthly invoices to the Company for Services rendered to the Company under this Agreement and any Approved Expenses.

2.3Service Provider’s rates for certain types of work to be performed for the Company are as set forth in Exhibit A, which rates shall not increase during the term of this Agreement.

2.4With respect to any amount owed or payable to the Company by Service Provider under this Agreement, the Company may set off the entire amount owed or payable against any amount that is owed or payable to Service Provider under this Agreement.

2.5Service Provider is responsible for the payment of any taxes, including sales, use or value-added taxes, intangible taxes and any other taxes, which may be owing in respect of the

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Services provided by Service Provider, and Service Provider is liable for its net income, property and employee related taxes, except to the extent expressly provided in Exhibit A. The Company shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement such amounts as the Company is required to deduct and withhold under the Internal Revenue Code or any provision of state, local or foreign tax law (including Indian tax law).  To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Service Provider in respect of which such deduction and withholding was made by the Company.

2.6Any expenses that are not Approved Expenses that Service Provider incurs or expects to incur that are incidental to Service Provider’s performance of the Services, such as long distance telephone charges, office supplies, document reproduction, shipping and overnight mail charges, network connectivity charges, overnight mail charges and costs associated with personnel training, shall be deemed included in the prices set forth in Exhibit A. Such incidental expenses shall be the sole responsibility of Service Provider and shall in no circumstances be reimbursed by the Company.  Approved Expenses shall be paid in accordance with Section 2.2.

2.7The Company shall have no obligation to reimburse Approved Expenses that are submitted to the Company more than ninety (90) days after the end of the month in which such expenses were incurred.

2.8Service Provider shall keep proper records and books of account with respect to the costs and expenses referred to above, and such records and books shall be available to the Company for review at such times as the Company may reasonably request during the term of this Agreement. The Company agrees to keep information disclosed by such review confidential pursuant to Section 7.

2.9The Company shall pay all undisputed invoices within fifteen days of receipt by the Company of such invoices. If the Company, in good faith, disputes any charges regarding the Services, it shall notify Service Provider thereof as soon as reasonably practicable and the Parties shall reasonably cooperate to address such dispute. With respect to those portions not in dispute, Service Provider shall submit a new invoice for such portions and the Company shall pay such invoice in accordance with the time period associated with the original invoice (but not sooner than 15 days after receipt of the new invoice). With respect to those portions in dispute, the Company may withhold payment of such portions. Notwithstanding the foregoing, any payment by the Company shall be without prejudice to the Company’s right to contest the accuracy of any invoice or other rights available to the Company.

3.Term and Termination.

3.1This Agreement is effective as of the Effective Date and shall continue until terminated as provided in this Section 3.

3.2The Company may at any time terminate any SOW, any Service or the work on any Deliverable, in each case, or any portion thereof, or this Agreement, in each case, upon one

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hundred twenty (120) days prior written notice to Service Provider. Upon any such termination, Service Provider shall cease, and shall promptly cause the Service Provider Employees to cease, performing the terminated Services or creating the Deliverables unless the Parties agree that Service Provider is to complete certain Services in accordance with the applicable terms of this Agreement or in Exhibit A. In such event, all rights and obligations of the Parties under this Agreement shall continue in effect with respect to such Services until their completion. Upon any such termination for any reason, Service Provider shall, and shall cause the Service Provider Employees to, within a reasonable period of time after the termination (or completion), return or otherwise provide to the Company: (i) all of the Confidential Information (as defined below) relating to the terminated Services or Deliverables; (ii) all documents, drawings, notes, memoranda, specifications, software, electronic media, designs, devices, including on-line documentation, and any other material relating to the terminated Services or Deliverables, in whatever form or medium; and (iii) any equipment or other materials provided by the Company to Service Provider and/or Service Provider Employees relating to the terminated Services or Deliverables.

3.3All licenses granted to the Company under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Paragraph 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Paragraph 101(35A) of the U.S. Bankruptcy Code. The Parties agree that the Company, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, or similar laws of other jurisdictions.

3.4The obligations of the Parties under this Agreement that the Parties have expressly agreed shall survive termination of this Agreement (including Sections 4 through 10, inclusive) or that, by their nature, would continue beyond the termination of this Agreement, shall survive the termination of this Agreement for any reason.

3.5In the event of the termination of a Service or this Agreement for any reason, Service Provider shall, upon the Company’s request, provide any new Services requested by the Company that may be required to facilitate the transfer of the affected Services to the Company or its designee, as applicable, including providing training in the performance of the affected Services to the Company or third party personnel. Without limiting the foregoing, Service Provider shall deliver to the Company or its designee all documents, drawings, notes, memoranda, specifications, software, electronic media, designs, devices, including on-line documentation, and any other material relating to the affected Services, in whatever form or medium.

4.Intellectual Property Rights.

4.1“Intellectual Property” means any and all of the following in any jurisdiction throughout the world (i) patents, patent applications, patent disclosures, as well as any reissues, continuations, continuations-in-part, divisions, extensions or reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, logos, and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) Internet domain names, (iv) copyrights (registered or unregistered) and

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copyrightable works and registrations and applications for registration thereof, (v) mask works and registrations and applications for registration thereof, (vi) software, (vii) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans, and customer and supplier lists and information), and (viii) other intellectual property rights.

4.2To the extent Service Provider includes in any Deliverables or work product any previously existing Intellectual Property owned solely and exclusively by Service Provider (“Service Provider Utilized IP”), Service Provider hereby grants to the Company a non-exclusive, worldwide, royalty-free, transferable, perpetual, irrevocable license, with the right to sublicense, to make, have made, use, copy, maintain, modify, enhance, and create derivative works of such Service Provider Utilized IP in any such Deliverables or work product in connection with the Company’s use of such Deliverables or work product and derivative works thereof. The foregoing license shall include provision to the Company of any source code necessary or appropriate to affect its use of the license. To the extent that Service Provider includes in any Deliverable or work product any Intellectual Property rights licensed to Service Provider by a third party, Service Provider shall obtain for the Company the right to use such Intellectual Property rights pursuant to the license granted in this Section 4 unless otherwise agreed by the Parties. The license rights granted in this Section 4 shall survive the termination of this Agreement.

4.3Deliverables and Work Product.

(a)During the term of this Agreement, Service Provider shall create Deliverables as set forth in an SOW.  All Deliverables and work product (but excluding any Service Provider Utilized IP that are included in any Deliverable or work product, which shall be governed by the license set forth in Section 4.3) shall be considered “works made for hire”/ under a “contract of service” and shall be owned by the Company and the Company shall be, pursuant to the United States Copyright Act of 1976, The Copyright Act, 1957 (India) or any other applicable law, the author of such work.  If any such Deliverable or work product may not be considered a “work made for hire” under applicable law, Service Provider hereby irrevocably and perpetually assigns, and shall assign, to the Company, without further consideration, all of Service Provider’s worldwide right, title, and interest in and to such Deliverable or work product, including all Intellectual Property rights therein or thereto, and waives any moral rights therein. Service Provider acknowledges that all assignments granted under this Agreement shall not lapse or revert or be deemed to lapse or revert to Service Provider. Service Provider acknowledges that the Company shall have the right to obtain and hold in its own name any Intellectual Property rights and other proprietary rights in and to all Deliverables and work product.

(b)Service Provider agrees to execute such documents and to take any such other actions reasonably requested by the Company to effectuate the purposes of this Section 4.3(b).  Service Provider shall assist the Company, at any time, in the protection

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of the worldwide right, title, and interest in and to any Deliverable or work product, including the execution of all formal assignment documents requested and prepared by the Company or its nominee or assignee and the execution of all lawful oaths and applications for patents or registration of copyright in the United States and foreign countries; provided that the Company shall reimburse Service Provider for its time so spent (excluding nominal efforts) and any out-of-pocket expenses reasonably incurred by Service Provider in connection therewith.

(c)Each Service Provider Employee that creates any Deliverable or work product shall be required by Service Provider to execute written agreements that (i) assign to the Company (or to Service Provider who shall then in turn assign to the Company), without further consideration, all of its right, title, and interest in and to such Deliverable or work product consistent with Section 4.3(a), including all Intellectual Property rights therein and thereto and waive any moral rights therein, and (ii) include a requirement of such Service Provider Employee to execute any documents and take any other actions reasonably requested by the Company (or Service Provider, on the Company’s behalf) to effectuate the purposes of this Section 4.3(c).

4.4Upon completion of the Services or the termination of a Service or SOW and subject to the transfer provisions of Section 4.3(a), Service Provider shall, upon request, fully disclose and promptly deliver to the Company all of the Deliverables and work product specifically requested by the Company or otherwise not previously physically provided to the Company, including related object and source code, as well as any and all copies, summaries or extracts of such Deliverables and work product.  Service Provider shall conspicuously mark each such copy as the property of the Company.

4.5Without the Company’s prior written consent, which the Company may grant or withhold in its sole discretion, no Deliverable or other work product to be delivered to the Company shall incorporate, link to or call upon any components subject to open source licenses (including the GNU General Public License) or any other agreements that may give rise to any third party’s right to use the Deliverable or other work product or that may limit the Company’s rights to use such Deliverable or other work product in any respect.

5.Representations, Warranties, and Covenants.

5.1Each Party represents and warrants that it has all necessary and sufficient rights, permissions, capacity, consents and authority to enter into and fully comply with this Agreement.

5.2Service Provider represents and warrants that the Services shall be completed in a professional and workmanlike manner and shall materially comply with this Agreement.

5.3EXCEPT AS PROVIDED IN THIS SECTION 5, SERVICE PROVIDER DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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5.4Service Provider covenants, represents and warrants that: (i) any hardware, software, documents, or other materials used to provide the Services or otherwise provided under this Agreement do not and shall not infringe, misappropriate, or otherwise conflict with the Intellectual Property rights of a third party; and (ii) it shall perform the Services under this Agreement in a manner that does not and shall not infringe, misappropriate, or otherwise conflict with, or constitute an infringement, misappropriation of, or conflict with any Intellectual Property rights of any third party.  Notwithstanding the foregoing, Service Provider shall have no obligation or liability for any infringement claim based upon use of a Deliverable to the extent such claim is based upon: (i) use of other than the then-current version of any Deliverable, provided Service Provider has provided the Company with such then-current version at no additional charge to the Company; (ii) use of the Deliverable other than in compliance with, or as reasonably contemplated by, the Parties or this Agreement or as required for; (iii) modifications to the Deliverable made without Service Provider’s consent to the extent the infringement would not have occurred but for such modification; or (iv) use of the Deliverable in combination with technology or products not supplied by Service Provider other than in compliance with, or as reasonably contemplated by, this Agreement, applicable specifications or Service Provider's instructions; provided, that the infringement described in this clause (iv) would not have occurred but for such combination.

5.5When Service Provider develops software pursuant to this Agreement, Service Provider shall warrant that such software shall perform in accordance with the Parties' agreed upon specifications for a period of twelve (12) months following the Company's acceptance of such developed software. If the Company notifies Service Provider of a breach of this warranty within the period specified above, Service Provider will correct and redeliver the affected software at no additional charge to the Company without delay, and in any event within fifteen (15) days after receiving the Company's notice thereof. If Service Provider is unable to remedy a breach of this warranty after using all commercially reasonable efforts to do so, the Company will be entitled to correct the breach itself or through the services of a third party, in either case at the cost and expense of Service Provider, or to receive a full refund of all amounts paid to Service Provider with respect to the affected software and any other software or Services rendered unusable for their intended purpose as a result.

5.6Service Provider covenants, represents and warrants that it shall perform the Services under this Agreement in a manner that complies with all applicable laws.

6.Indemnification.

6.1Service Provider shall defend, indemnify, and hold harmless the Company, from and against any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) suffered by the Company arising out of, or relating to, claims arising from or in connection with Service Provider’s performance under or breach of this Agreement, or the negligence, fraud or willful misconduct of Service Provider, its directors, officers or employees.

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7.Confidentiality and Nondisclosure.

7.1As used in this Agreement, “Confidential Information” means any and all technical and non-technical information owned by or licensed to either Party and disclosed or provided to the other Party. Confidential Information includes, without limitation, information related to either Party’s current, future and proposed products and services, and information concerning either Party’s research, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information. In addition, Confidential Information shall mean any third party’s proprietary or confidential information, to which a Party has duties of confidentiality, which information is disclosed to the other Party pursuant to this Agreement.

7.2Each Party acknowledges that it may, in the course of performing its responsibilities or exercising its rights under this Agreement, be exposed to, or acquire, Confidential Information of the other Party or their customers or third parties to whom the other Party owes a duty of confidentiality.  Each Party who receives such Confidential Information from the other Party who discloses such Confidential Information shall hold the Confidential Information of the disclosing Party in strictest confidence using the same or greater degree of care it uses with its own most sensitive information (but in no event less than a reasonable degree of care) and shall not copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or to use such information for any purposes whatsoever other than the performance of this Agreement or as expressly set forth in this Agreement.  Nothing in this Section 7.2 shall be construed as limiting the Company’s exercise of the license granted pursuant to Section 4.3.

7.3The foregoing duties of confidentiality shall not apply to any particular information that the receiving Party can show: (i) was or has later become available to the public through no breach of this Agreement or a SOW; (ii) was obtained from a third party lawfully in possession of such information that had the legal right to disclose the information without it being subject to a continuing obligation of confidentiality; (iii) was disclosed by the receiving Party in compliance as required by legal reporting obligations for preparation of tax returns and other regulatory filings; or (iv) was already in the receiving Party's possession prior to direct or indirect disclosure pursuant to this Agreement (or any predecessor agreement between the Parties governing the confidentiality of such information) and was not generated in the course of, or in connection with, the Services. If the receiving Party is requested or required to disclose all or any part of any Confidential Information of the disclosing Party under applicable laws, the Receiving Party shall, to the extent practicable and subject to applicable laws, give prompt written notice of such request to the disclosing Party and shall give the disclosing Party the opportunity to seek an appropriate confidentiality agreement or protective order.

7.4Nothing in this Section 7 shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to, or conferring on, the other Party, expressly or impliedly, any rights or license to the Confidential Information.

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8.Dispute Resolution Procedures.

8.1Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section 8, which shall be the sole and exclusive procedures for the resolution of disputes.  Notwithstanding the foregoing, either Party may institute formal proceedings at any time in order to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo.  Despite such action, the Parties shall continue to participate in good faith in the procedures specified in this Section 8.

8.2The Parties shall first attempt in good faith to resolve any dispute between them by negotiation.  If the Parties are unable to resolve, or do not anticipate resolving, the dispute within thirty (30) business days (or such longer period as the Parties may agree) after notice of such dispute is received by the non-disputing Party, then either Party may pursue binding arbitration to resolve the dispute.  Except as provided in Section 8.1, neither Party may bring a formal proceeding relating to any dispute arising out of or relating to this Agreement until the dispute resolution procedures set forth in Sections 8.1-8.5, inclusive, have been exhausted.

8.3Either Party may, after the exhaustion of the procedures set forth in Sections 8.1-8.3, inclusive, choose to resolve any dispute by binding arbitration.  Subject to Section 8.1, the Parties hereby waive any right to institute a court or other dispute resolution proceeding and acknowledge arbitration as the sole and exclusive means of resolving a particular dispute hereunder.  The Commercial Rules of the American Arbitration Association shall apply to such arbitration, as modified herein.  The arbitration shall be heard and determined by a panel of three (3) arbitrators, each of whom shall be a disinterested attorney having experience and familiarity with software transactions.  Each of the Parties shall choose one (1) arbitrator, with the third arbitrator chosen by agreement of the two (2) arbitrators chosen by the Parties.  In the event the two (2) arbitrators chosen by the Parties cannot agree on a third arbitrator, such third arbitrator shall be selected by the American Arbitration Association.  The decision of a majority of the arbitrators shall be final and binding on the Parties and may be enforced before any court of competent jurisdiction and cannot be the subject of any appeal.  The arbitration proceeding shall occur in California, and be conducted in the English language, each Party shall bear its own costs relating to such arbitration, the Parties shall equally share the arbitrators’ fees and expenses, and the arbitration and all related proceedings and discovery shall take place pursuant to a protective order entered by the arbitrators that adequately protects the confidential nature of each Party’s Confidential Information.  Unless otherwise agreed by the Parties, the arbitration proceeding shall commence not later than thirty (30) days after a Party provides notice of arbitration, shall not continue for longer than thirty (30) days and the arbitrators shall issue their decision within fifteen (15) days after the conclusion of the proceeding.

8.4All negotiations and arbitration relating to a dispute (including any settlement, award, order and/or documents exchanged or produced during any such proceedings) are confidential and may not be disclosed by the Parties, their employees, officers, directors, counsels, consultants and expert witnesses, except for the purposes of arbitration, including for enforcement of an award.

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8.5The Parties agree and confirm that the provisions of Part I of the Indian Arbitration and Conciliation Act 1996 (excluding Section 9) shall not be applicable to any arbitration proceedings commenced pursuant to this Section 8.

9.	CONSENT TO JURISDICTION; VENUE

WITH RESPECT TO ANY AND ALL LITIGATION ARISING OUT OF, OR RELATED TO, THE TERMS OF, THE TRANSACTIONS AND RELATIONSHIPS CONTEMPLATED BY, OR BREACH OR ALLEGED BREACH OF, THIS AGREEMENT, THE PARTIES HEREBY IRREVOCABLY CONSENT (I) TO THE EXCLUSIVE JURISDICTION OF, AND VENUE IN, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF CALIFORNIA, EXCLUDING ALL OTHER COURTS IN THE WORLD, FOR THE PURPOSES OF ADJUDICATING ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT AND THE NONEXCLUSIVE JURISDICTION OF LOCAL COURTS WITH RESPECT TO OTHER MATTERS REQUIRED TO BE BROUGHT IN A LOCAL COURT, FOR MATTERS FOR WHICH SUCH CALIFORNIA COURTS DO NOT EXERCISE JURISDICTION OR FOR THE ENFORCEMENT OF ANY JUDGMENT THAT HAS BEEN RENDERED OR ARBITRAL AWARD THAT HAS BEEN GRANTED AND (II) AGREE TO ONLY INSTITUTE LITIGATION IN SUCH COURTS.

10.Miscellaneous.

10.1Independent Contractors. Service Provider is an independent contractor. Nothing contained in this Agreement shall be deemed or construed to create a joint venture, partnership, principal-agent or employment relationship between the Parties. Unless otherwise expressly provided in this Agreement, each Party shall be responsible for its own costs and expenses in performing under this Agreement. Each Party shall and hereby retains the right to exercise full control of and supervision over the performance of its own obligations hereunder and shall retain full control over the employment, direction, compensation, and discharge of all those of its employees assisting in the performance of such obligations. Each Party shall be solely responsible for all matters relating to payment of its employees, including compliance with workers’ compensation, employment, disability insurance, social security, withholding and all other federal, state and local laws, rules and regulations governing such matters.

10.2Notices. All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person, by electronic mail, facsimile, overnight delivery service or United States or Indian mail, in which event they may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to Service Provider, at Service Provider’s address or facsimile number appearing on the signature page hereto or to such other address or facsimile number as Service Provider shall have furnished to the Company in writing pursuant to this Section 10.2, or (b) if to the Company, at its address and facsimile number set forth on the signature page hereto, or at such other address as the Company shall have furnished to Service Provider and each such other holder in writing. If notice is given to the Company, a copy shall also be sent to the Company’s counsel, as indicated on the signature page hereto. Such notices shall be effective (i) upon delivery, if hand-delivered, (ii) upon confirmation of successful transmission if sent during normal business hours by facsimile or electronic mail, or

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on the next business day if sent after normal business hours, (iii) three business days after mailing, if sent by first-class United States  or Indian mail, postage pre-paid or (iv) one business day after deposit with a nationally recognized overnight delivery courier, if sent by overnight delivery; provided , however, that the foregoing shall not affect the effectiveness of actual receipt.

10.3Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof.

10.4Assignment. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, the Parties hereto and their respective heirs, executors successors and permitted assigns. Service Provider shall not assign or delegate its rights or obligations under this Agreement in whole or in part without the prior written consent of the Company in its sole discretion. The Company may, without the written consent of Service Provider, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its affiliates, lenders or purchasers of a material portion of its assets (whether as a sale of stock, merger or otherwise), provided that the Company will nonetheless remain liable for all of its obligations hereunder.

10.5Equitable Relief. In addition to the remedies in Section 6.1, the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

10.6Waivers and Amendments. Any provision of this may only be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and Service Provider.

10.7Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature shall be deemed to have the same effect as if the original signature had been delivered to the other Party. The original signature copy shall be delivered to the other Party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

10.8Entire Agreement. This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, of the Parties relating thereto (including the Original Agreement).

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10.9Delay. No delay or failure by either Party to act in the event of a breach or default hereunder shall be construed as a waiver of that or any succeeding breach or a waiver of the provision itself.

10.10Severability. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality or validity of the remainder of this Agreement so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is illegal, invalid or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby (prior to any such modification) are fulfilled to the maximum extent possible. Subject to the foregoing, any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.11Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

10.12If there is any conflict between the terms of the body of this Agreement and any subsequent agreement, SOW, or Exhibits hereto, the body of this Agreement shall prevail unless such subsequent agreement, SOW, or Exhibit expressly states that it overrides this Agreement in the relevant respect and the Parties are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

SERVICE PROVIDER:	THE COMPANY:
METAMINDS SOFTWARE SOLUTIONS LIMITED	EXPLORETRIP, INC.
__/s/ Prasad Gundumogula Prasad Gundumogula, President and Chief Executive Officer	_/s/ Prasad Gundumogula Prasad Gundumogula, President and Chief Executive Officer
Facsimile:__________________________	Facsimile:__________________________
Address: 6-3-636, Perika Bhavan, Khirathabad, Hyderabad-500004, India	Address: 1840 Gateway Drive, Suite 200, San Mateo, California, 94404

with a copy (which shall not constitute notice) to:

GTCR Golder Rauner II, L.L.C.
c/o GTCR Golder Rauner, LLC
300 N. LaSalle Street, Suite 5600
Chicago, IL 60654
Attention: Craig A. Bondy, Principal
 Lawrence C. Fey
Facsimile: (312) 382-2201

with an additional copy to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention: Stephen L. Ritchie, P.C.
 Mark A. Fennell
Facsimile: (312) 862-2200

EXPLORETRIP, INC.
SIGNATURE PAGE

AMENDED AND RESTATED SERVICES AGREEMENT

EXHIBIT A

SERVICES AND FEES

SERVICES:

Resources:

a. Technical Resources (R& D and Maintenance of Travel Technology Solution)

b. Consolidator Fare Loading Resources

c. ExploreTrip.com - Ticket Fulfillment team and Customer Support (24X7) Resources

d. Accounting and Re-conciliation Resources

e. Marketing/Sales Resources

Infrastructure:

a. Office Space

b. General Overhead

FEES.

The Company shall pay Service Provider in connection with the performance of Services, as follows:

Technical Resources - [***] per month per employee.

Management/Team Leads - [***] per month per employee.

Fare Loading Resources - [***] per month per employee.

Customer Support Team (24X7) - [***] per month per employee.

Sales & Marketing Resources - [***] per month per employee.

Accounting & Admin Resources - [***] per month per employee.

Each amount above includes all related expenses, other than rent.

The Company and Service Provider shall meet from time to time to discuss the fees payable under this Agreement, which shall be adjusted if mutually agreed by the Company and Service Provider.

A-1

EXHIBIT B

INITIAL STATEMENT OF WORK

Key Deliverables
UniView
Expand to All GDS Platforms
Changes to make the system complaint with cross Browsers, Platforms & Operating Systems
Cryptic and Graphical view Implementation of Booking Engine
Rewards Point Integration with SkyLink System
Integration with Consolidator Accounting and Operating Systems
Expert System
Intelligent Caching – Route Optimization (Ongoing)
Routing technology Improvements – FQ Routing (Active)
Fare Forecasting Matrix
IQB Expert System Enhancements - Personalization/Grouping
GDS - LCC Carrier combinations
ExploreTrip Consumer Site
Site Review Feature in ExploreTrip.com
Mobile Applications – iPhone, Android, Mobile Browser(Active)
Seat Selection Airmap
Secured by Visa/Master card Implementation
Fare Loading Tools
Hadoop & Cassandra - Fare Rules Caching
Semantic and Taxt based searches on Hotel and OAG data
Automation of Data Workflows & Template creation
Consolidator Business Automation
Auto Ticketing
GDS Revenue Leakage
Automation of Audit Functions
Integration of Ops and Financial data for performance reporting
Management & Operational Metrics and BI Implementation